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                                                                    EXHIBIT 10.1

                                 PROMISSORY NOTE

$100,000,000                                                  New York, New York
                                                                 October 9, 1998


         FOR VALUE RECEIVED, ESSEX PORTFOLIO, L.P., a California limited partnership, having an office at c/o Essex Property Trust, Inc., 925 East Meadow Drive, Palo Alto, California 94303-4233 ("BORROWER"), promises to pay to the order of ESSEX MORGAN FUNDING CORP. ("LENDER") having an address c/o Morgan Guaranty Trust Company of New York, 522 Fifth Avenue, New York, New York 10036, or at such other place as may be designated in writing by the holder of this Note, in legal tender of the United States of America in immediately available funds, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) or so much thereof as shall at any time be outstanding (the "PRINCIPAL AMOUNT"), together with interest on the Principal Amount to be computed from the date hereof on the basis of a 360-day year consisting of twelve (12) thirty-day months, at the rate of Six and Sixty-Two Hundredths percent (6.62%) per annum (the "INTEREST RATE") (provided, however, for periods of less than one full calendar month, the interest on the Principal Amount shall be computed on the basis of actual days elapsed divided by the actual number of days in the year such period occurs).

         1. Certain Definitions. The following capitalized terms used in this Note shall have meanings defined or referenced below.

                  "business day" shall mean any day of the year other than (a) a Saturday or Sunday, (b) a day on which banks located in New York City, New York are required or are authorized by law to remain closed, or (c) a day on which the New York Stock Exchange is closed.

                  "Deed of Trust" or "Deeds of Trust" shall mean individually each Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing listed on Exhibit "A" annexed hereto and made a part hereof, and collectively all such documents listed on Exhibit "A" hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Environmental Indemnities" shall mean those certain Environmental Indemnity Agreements, dated as of the date hereof, made by the Essex Parties in favor of Lender, as the same may be amended, supplemented or otherwise modified from time to time.

                  "EP" shall mean Essex-Palisades Facilitator, a California limited partnership.

                  "EPTI" shall mean Essex Property Trust, Inc., a Maryland corporation.

                  "ES" shall mean Essex Sunpointe Ltd., a California limited partnership.


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                  "Essex Parties" shall mean collectively, and jointly and
         severally, Borrower, EP and ES.

                  "Guarantees" shall mean collectively those certain Guarantees, dated as of the date hereof, made by each of EP and ES in favor of Lender, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Loan Documents" shall have the meaning ascribed to such term in the Deeds of Trust.

                  "Property" shall have the meaning ascribed to such term in each Deed of Trust.

                  "Obligation" or "Obligations" shall have the meaning ascribed to such terms in the Deeds of Trust.

                  "Unsecured Debt Conversion" shall have the meaning ascribed to such term in the Unsecured Debt Conversion Agreement, dated as of the date hereof, by and between Borrower and Lender, as the same may be amended, supplemented or otherwise modified from time to time (the "Unsecured Debt Conversion Agreement").

                  To the extent defined terms are used herein which are not defined herein, such defined terms shall have the meaning ascribed to such terms in the other Loan Documents.

         2. Maturity Date. As used herein, "MATURITY DATE" means the earliest to occur of (i) October 8, 2008 (the "SCHEDULED MATURITY DATE"), (ii) the date of the occurrence of any Event of Default under this Note, the Deeds of Trust, the Guarantees or under any of the other Loan Documents, or (iii) the date of any other event or occurrence which, pursuant to the terms of this Note, the Deeds of Trust, the Guarantees or any of the other Loan Documents, causes the outstanding Principal Amount of this Note to become due and payable.

         3. Defaults. This Note is secured by the Deeds of Trust, as the same may be amended, modified, supplemented, restated, consolidated, spread, split, extended, replaced or renewed, from time to time, and all of the other Loan Documents (other than the Environmental Indemnities). The Obligations shall become immediately due and payable, at the option of Lender, upon the occurrence of any default in payment under this Note (and the expiration of any applicable cure period, if any), or any other event which would constitute an Event of Default under the Deeds of Trust, the Guarantees or any of the other Loan Documents.

         4. Reference. This Note is referred to in, and is entitled to the benefits of, the Loan Documents. Reference to the Loan Documents is hereby made for a statement of the rights of Lender and duties and obligations of the Essex Parties, but neither this reference to the Loan Documents nor any provision thereof shall affect or impair the absolute and unconditional obligation of Borrower to pay the Principal Amount, interest and other amounts payable with respect to this Note when due.


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         5. Payments. (a) On the date hereof, Borrower shall pay to Lender an installment of interest only computed on the Principal Amount at the Interest Rate for the number of days to elapse from and including the date hereof through and including October 31, 1998. Borrower shall pay to Lender on December 1, 1998 (the "FIRST MONTHLY PAYMENT DATE") and on the first day of each and every calendar month thereafter through the third (3rd) anniversary of the First Monthly Payment Date, a monthly installment of interest due on the Principal Amount at the Interest Rate in the amount of Five Hundred Fifty-One Thousand Six Hundred Sixty-Six and 67/100 Dollars ($551,666.67) (such monthly installment being referred to herein as an "INTEREST ONLY PERIODIC INSTALLMENT"). From and after the third (3rd) anniversary of the First Monthly Payment Date until the earlier of the Maturity Date or the Unsecured Debt Conversion, Borrower shall pay to Lender a monthly installment of interest and principal equal to Six Hundred Sixty-Three Thousand Two Hundred Thirty-Five and 58/100 Dollars ($663,235.58) ("INTEREST AND PRINCIPAL PERIODIC INSTALLMENTS"), each of which Interest and Principal Periodic Installments shall be applied first to interest on the Principal Amount computed at the Interest Rate and then to amortization of the Principal Amount on the basis of a 27-year amortization schedule (the Interest Only Periodic Installments and the Interest and Principal Periodic Installments shall be collectively referred to herein as the "PERIODIC INSTALLMENTS"). The remaining balance of the Principal Amount, all accrued interest, and all other portions of the Obligations remaining unpaid on the Maturity Date shall be due and payable in full on the Maturity Date. In the case of an Unsecured Debt Conversion, payments on the Loan shall be modified as described in the Unsecured Debt Conversion Agreement. All payments, whether of principal, interest or otherwise, due hereunder and under any of the other Loan Documents shall be paid by wire transfer of immediately available federal funds to the following account of Lender, unless otherwise directed by Lender in writing:

                  Bank of New York
                  ABA # 021-000-018 BNF: IOC566
                  Att: P&I Dept/for further credit to
                  A/C: 188967 - Re: Essex Portfolio

         Any wire transfer received by Lender after 1:00 p.m. New York City time shall be deemed received on the next succeeding business day. If any payment on this Note becomes due and payable on a day which is not a business day, the due date thereof shall, unless otherwise provided herein, be extended to the next succeeding business day.

                  (b) (i) Each payment received by Lender with respect to this Note shall be applied: first, to the payment of any Make-Whole Amounts payable to Lender; second, to the payment of any late charges due and payable hereunder, under the Deeds of Trust or under any of the other Loan Documents; third, to the repayment of any amounts advanced by Lender in accordance with the Deeds of Trust or the other Loan Documents for insurance premiums, taxes, assessments, or for preservation or protection of the collateral covered by those documents and to the payment of all costs and expenses incurred by Lender in connection with the collection of this Note or the Guarantees (including, without limitation, all reasonable attorneys' fees and expenses); fourth, to the payment of accrued interest due and payable hereunder; and fifth, to


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reduction of the Principal Amount, or in such other order or proportion as
Lender, in Lender's sole discretion, may determine.

                  (ii) BORROWER UNDERSTANDS THAT THIS NOTE IS NOT FULLY SELF-AMORTIZING AND THAT A SUBSTANTIAL BALLOON PAYMENT WILL BE DUE ON THE MATURITY DATE.

         6. Prepayment Rights and Charges.

                  A. The Principal Amount shall not be prepayable, in whole or in part. Notwithstanding the foregoing, at any time following the first (1st) anniversary of the date hereof, Borrower shall have the right to prepay the entire unpaid Principal Amount evidenced by this Note, in full, but not in part, with accrued and unpaid interest thereon and all other sums due and owing under the Deeds of Trust and the other Loan Documents by paying to Lender (x) the then remaining unpaid Principal Amount and all accrued and unpaid interest thereon and all other sums then due and owing under this Note, the Deeds of Trust and the other Loan Documents, plus (y) an amount equal to the Make-Whole Amount (hereinafter defined). The "MAKE-WHOLE AMOUNT" shall mean an amount, not less than zero, equal to the amount by which:

                           (1) the sum of (i) the Present Value (as hereinafter
                  defined) of each installment of principal and interest which would have been payable under this Note had this Note not been prepaid (including, without limitation, each Interest Only Periodic Installment and each Interest and Principal Periodic Installment), plus (ii) the Present Value of the portion of the Principal Amount which would have been due and payable on the Scheduled Maturity Date had this Note not been prepaid; exceeds

                           (2) the then outstanding Principal Amount of this
                  Note.

For purposes of the definition of Make-Whole Amount, "PRESENT VALUE" shall be computed in accordance with generally accepted accounting principles at a discount rate equal to the Treasury Yield (as hereinafter defined) plus twenty-five (25) basis points; and the "TREASURY YIELD" shall be determined by reference to the most recent Federal Reserve Statistical Release H.15 (519) (or any successor or substitute publication of the Federal Reserve Board) (the "STATISTICAL RELEASE") that has become publicly available at least two (2) business days prior to the date fixed for prepayment, and shall be the most recent weekly average yield to maturity (expressed as a rate per annum) opposite the caption "Treasury Constant Maturities" for the year corresponding to the then Remaining Life (as hereinafter defined) of this Note, converted to a mortgage equivalent yield; provided, however, that if the Remaining Life of this Note does not correspond directly to any of the "Treasury Constant Maturities" shown on the Statistical Release, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the most recent weekly average yield of the two "Treasury Constant Maturities" shown on the Statistical Release and which are for maturities as close as possible to the Remaining Life. The "Remaining Life" of this Note shall equal, at the date of prepayment or acceleration (as the case may be), the number of years obtained by dividing (x) the Principal Amount of this Note, as of such date, into (y) the sum of the products obtained by multiplying (A) the amount of each then



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remaining principal payment, including the payment due at the Scheduled Maturity
Date, under this Note by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between the date of such prepayment or acceleration and the date on which such payment is to be made (assuming for purposes of clauses (A) and (B) above that the optional prepayment of this Note pursuant hereto or any acceleration of maturity of this Note, as applicable, in respect of which the Make-Whole Amount is then being determined, and any Unsecured Debt Conversion, had not occurred). The Treasury Yield shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal point (one hundredth of a percentage point). Any prepayment of this Note permitted hereunder shall be made on not less than thirty (30) days prior written notice from Borrower to Lender, which notice shall be irrevocable once given and shall set forth the intended prepayment date, which shall in all instances coincide with the date a Periodic Installment shall be due.

                  B. Borrower hereby acknowledges that Lender would not make the loan evidenced by this Note without full and complete assurance by Borrower of its agreement to pay the Periodic Installments as hereinabove provided, and Borrower's further agreement not to prepay all or any part of the Principal Amount prior to the Scheduled Maturity Date, except on the terms expressly set forth in this Note. In consideration of the foregoing, if, as a result of an Event of Default hereunder, Lender shall declare the Obligations due and payable, in whole or in part, prior to the Scheduled Maturity Date in accordance with Lender's rights under this Note, the Guarantees, the Deeds of Trust or any of the other Loan Documents, then, Borrower shall pay to Lender on the date of such acceleration, in addition to all other amounts due Lender, an amount equal to the Make-Whole Amount which would have been due and payable in accordance with the foregoing provisions of this Note had a voluntary prepayment occurred on the date of such acceleration. Borrower hereby waives any rights Borrower may have to prepay the indebtedness evidenced by this Note without charge and agrees to pay the Make-Whole Amount, if applicable, upon any prepayment, whether voluntary, pursuant to any such acceleration or otherwise. Borrower hereby acknowledges that if such acceleration shall result from an Event of Default, it shall be presumed, for purposes of imposing the Make-Whole Amount only, and conclusively deemed to be a willful and deliberate attempt by Borrower to avoid the payment of the Make-Whole Amount or the limitations on prepayment herein contained and the Make-Whole Amount shall constitute liquidated damages, and not a penalty, as a reasonable estimate of Lender's loss as a consequence of the breach of the Borrower's covenant not to prepay the Obligations other than as specifically permitted herein, the exact amount of which damages would be impossible to ascertain.

                  C. Any such Make-Whole Amount (whether voluntary, pursuant to any acceleration or otherwise) shall constitute a portion of the Obligations evidenced hereby and secured by the Deeds of Trust, the Guarantees and the other Loan Documents (other than the Environmental Indemnities). Nothing herein shall constitute a waiver by Lender of any right it may have to specifically enforce the terms of repayment of the Obligations set forth herein, in the Deeds of Trust, the Guarantees and in the other Loan Documents. The foregoing provisions shall be deemed to apply, without limitation, to any prepayment of the Obligations in connection with (i) any reinstatement of any or all of the Loan Documents under any foreclosure proceedings, (ii) any right of redemption, or
(iii) the consummation of any foreclosure sale, whether or not such


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prepayment is made by or on behalf of Borrower or otherwise and whether or not any such prepayment is made pursuant to rights granted at law or in equity.

                  D. Notwithstanding anything to the contrary contained in this Paragraph 6, the Borrower may prepay the loan evidenced by this Note in whole, but not in part, without paying a Make-Whole Amount if such prepayment is made subsequent to August 10, 2008. Such prepayment shall be made upon not less than ten (10) days irrevocable prior written notice to Lender and shall include the payment of the then outstanding Principal Amount, interest and other amounts due under the Deeds of Trust, the Guarantees and the other Loan Documents (including, without limitation, any amounts (e.g., late charges and interest at the Default Rate) due in connection with or arising from any default which may then exist under any the Deeds of Trust, the Guarantees or any of the other Loan Documents).

                  E. BORROWER HEREBY EXPRESSLY (i) WAIVES ANY RIGHTS IT MAY HAVE UNDER LAW TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY, UPON ACCELERATION OF THE SCHEDULED MATURITY DATE, AND (ii) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF THIS NOTE IS MADE, INCLUDING, WITHOUT LIMITATION, UPON OR FOLLOWING ANY ACCELERATION OF THE SCHEDULED MATURITY DATE BY LENDER ON ACCOUNT OF ANY DEFAULT BY BORROWER INCLUDING, WITHOUT LIMITATION, ANY TRANSFER, DISPOSITION, OR FURTHER ENCUMBRANCE PROHIBITED OR RESTRICTED BY THE DEEDS OF TRUST, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY WITH SUCH PREPAYMENT THE MAKE-WHOLE AMOUNT SPECIFIED ABOVE. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER HEREBY DECLARES THAT (1) EACH OF THE FACTUAL MATTERS SET FORTH IN THIS PARAGRAPH IS TRUE AND CORRECT, (2) LENDER'S AGREEMENT TO MAKE THE LOAN EVIDENCED BY THIS NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT, AND HAS BEEN GIVEN INDIVIDUAL WEIGHT BY BORROWER AND LENDER, (3) BORROWER IS A SOPHISTICATED AND KNOWLEDGEABLE REAL ESTATE INVESTOR WITH COMPETENT AND INDEPENDENT LEGAL COUNSEL AND (4) BORROWER FULLY UNDERSTANDS THE EFFECT OF THIS WAIVER AND AGREEMENT.

                                                           -------------------
                                                           BORROWER'S INITIALS

         7. Late Charge. In the event that any payment due under this Note or any of the other Loan Documents shall become overdue for a period of five (5) days or more, then, in addition to any other amounts due Lender hereunder and notwithstanding any applicable notice and/or cure period, if any, a late charge (the "LATE CHARGE") of four cents (.04) for each dollar of the amount so overdue shall become immediately due to Lender as liquidated damages, and not as a penalty, as a reasonable estimate of Lender's additional administrative expenses occasioned by such overdue payment, the exact amount of which would be impossible to

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ascertain, and such sum shall be part of the Obligations evidenced hereby and secured by the Deeds of Trust, the Guarantees and the other Loan Documents. Such Late Charge shall be due and payable with the next payment of a Periodic Installment, whether or not Lender shall have billed Borrower for such charges, or upon demand if there shall be no succeeding Periodic Installments due thereafter. Application of a late charge shall not be construed as a consent by Lender to an extension of time for any payment, as a waiver of any default that may be related to such or any other overdue payment or of any other default or as a waiver of any other right or remedy of Lender hereunder, at law or in equity. Notwithstanding the foregoing, the Late Charge with respect to any overdue Periodic Installment (other than any Periodic Installment due on the Maturity Date) shall not accrue until the second (2nd) day after Lender shall have given notice (i) by telephone to Keith Guericke, President and CEO of EPTI at (650) 849-1634 (or his successor), (ii) at Lender's election, by telecopier to (650) 858-0139, or (iii) otherwise to Keith Guericke, President and CEO (or his successor) (without the need for any additional copies of notices to others of the existence of such payment default) (the "LATE CHARGE NOTICE"); provided, however, that Lender shall not be required to deliver any such Late Charge Notice in the event that there has been any other such payment default during the immediately preceding twelve (12) month period or more than three (3) such payment defaults during the term of this Note.

         8. Default Rate Applied Upon Non-Payment. From and after the occurrence and during the continuation of (a) any monetary default under the Loan Documents (as well as any monetary Event of Default), and notwithstanding any applicable notice and/or cure period, if any, and/or (b) any non-monetary Event of Default, the Principal Amount and all other unpaid Obligations (including, to the extent permitted by applicable law, any portion thereof which constitutes accrued and unpaid interest) shall accrue interest at a rate of interest equal to the lesser of (i) five percent (5%) above the Interest Rate and (ii) the highest lawful rate of interest per annum allowable under applicable law (such lesser rate of interest being herein referred to as the "DEFAULT RATE"), whether or not an action against Borrower shall have been commenced, and if commenced, whether or not a judgment against Borrower shall have been obtained; it being understood and agreed that nothing set forth in this Paragraph 8 shall be deemed or construed to grant Borrower any right to cure an Event of Default or otherwise increase or expand any notice and/or cure periods (if any) set forth in the Loan Documents with respect to any default or Event of Default.

         9. Set off. Upon the occurrence of any default under the terms of this Note, the Deeds of Trust, the Guarantees or any of the other Loan Documents, then, notwithstanding any applicable notice and/or cure period, if any, Lender is hereby authorized, at any time or from time to time, without notice to Borrower or to any other person, any such notice being hereby expressly waived, to immediately set off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender to or for the credit or the account of Borrower against and on account of the Obligations and liabilities of Borrower hereunder.


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         10. Miscellaneous.

                  A. All parties now and hereafter liable with respect to this Note, whether as borrower, maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentation for payment, demand, notice of nonpayment or dishonor, protest and notice of protest. No delay or omission on the part of Lender in exercising any right under this Note, the Deeds of Trust, the Guarantees or any other Loan Documents shall operate as a waiver of such right or of any other right of Lender, nor shall any waiver by Lender of any such right or rights on any one occasion be deemed a bar to exercise or waiver of the same right or rights on any future occasion.

                  B. All agreements in this Note and in the other Loan Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of the Obligations, or otherwise, shall the amount paid or agreed to be paid hereunder or thereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of this Note or any of the Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall, at the option of Lender, be deemed a mistake and such excess shall be rebated to Borrower or held in trust by Lender for the benefit of Borrower and shall be credited against the principal amount of the Obligations to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to Borrower.

                  C. Each and every right, remedy and power hereby granted to Lender or allowed it by law or other agreement shall be cumulative and not exclusive and may be exercised by Lender from time to time.

                  D. Borrower agrees to promptly pay all taxes which may be imposed on this Note or any of the Obligations (other than income or franchise taxes imposed on Lender). Any such sums shall be added to the amount due under this Note and be paid herewith.

                  E. Borrower hereby agrees to pay all costs of collection when incurred, including, without limitation, attorneys' fees and expenses, whether or not suit is brought (which costs may be added to the amount due under this Note and shall be paid promptly upon demand with interest thereon at the Default
Rate) and to perform and comply with each of the terms, covenants and provisions contained in this Note, the Deeds of Trust, the Guarantees or any of the other Loan Documents on the part of Borrower to be observed or performed.

                  F. No release of any security for the Principal Amount due under this Note, or extension of time for the payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Deeds of Trust, the Guarantees or any of the other Loan Documents, shall release, discharge, modify, change or affect the liability of


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Borrower or any indemnitor or any guarantor under this Note, the Deeds of Trust, the Guarantees or any of the other Loan Documents.

                  G. In the event that any provision of this Note or the application thereof to Borrower shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Note and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it shall be held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Note.

                  H. The headings in this Note are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

                  I. THIS NOTE IS MADE AND DELIVERED IN NEW YORK, NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAWS OF THE STATE OF NEW YORK. BORROWER HEREBY IRREVOCABLY: (A) SUBMITS IN ANY LEGAL PROCEEDING RELATING TO THIS NOTE TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF ANY STATE OR UNITED STATES COURT OF COMPETENT JURISDICTION SITTING IN THE CITY AND STATE OF NEW YORK AND AGREES TO SUIT BEING BROUGHT IN SUCH COURTS, AS LENDER MAY ELECT;
(B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT; (C) AGREES TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF (BY REGISTERED OR CERTIFIED MAIL) POSTAGE PREPAID TO ITS ADDRESS SET FORTH ABOVE OR SUCH OTHER ADDRESS OF WHICH LENDER SHALL HAVE BEEN NOTIFIED IN WRITING; AND (D) AGREES THAT NOTHING HEREIN SHALL AFFECT LENDER'S RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, AND THAT LENDER SHALL HAVE THE RIGHT TO BRING ANY LEGAL PROCEEDINGS (INCLUDING A PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY ANY OF THE AFOREMENTIONED COURTS) AGAINST BORROWER IN ANY OTHER COURT OR JURISDICTION IN ACCORDANCE WITH APPLICABLE LAW. BORROWER AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION BROUGHT WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY TO THIS NOTE, THE DEEDS OF TRUST, THE GUARANTEES OR ANY OF THE OTHER LOAN DOCUMENTS. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT


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BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE
BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY LENDER.

                  J. This Note cannot be altered, amended, modified, terminated or discharged, except in a writing signed by the party against whom enforcement of such alteration, amendment, modification, termination or discharge is sought. No waiver, release or other forbearance by Lender will be effective against Lender and no waiver, release or other forbearance by Borrower will be effective against Borrower unless it is in a writing signed by Lender or Borrower, as applicable, and then only to the extent expressly stated. It is expressly understood and agreed that neither this Note nor any of the other Loan Documents can be modified orally and no oral modifications or other agreements with respect to this Note or any other Loan Document shall be valid or enforceable.

                  K. Any notice, demand, consent, approval, direction, agreement or other communication (any "NOTICE") required or permitted hereunder or under any other documents in connection herewith shall be in writing and shall be directed as follows:

                  If to Borrower:

                  Essex Portfolio, L.P.
                  c/o Essex Property Trust, Inc.
                  925 East Meadow Drive
                  Palo Alto, California  94303-4233
                  Attention: Michael Schall
                  Facsimile: (650) 858-0139
                  and
                  Attention: Jordan Ritter, Esq.
                  Facsimile: (650) 424-1851

                  If to Lender:

                  Essex Morgan Funding Corp.
                  c/o Morgan Guaranty Trust Company of New York
                  522 Fifth Avenue
                  New York, New York  10036
                  Attention: J. Daniel Adkinson
                  Facsimile: (212) 837-2646
                  and
                  Attention: Steven M. Greenspan, Esq.
                  Facsimile: (212) 837-2933
                  and a copy to:

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue, 48th Floor
                  New York, New York  10166-0193
                  Attention: David J. Furman, Esq.
                  Facsimile: (212) 351-4035

or to such changed address or facsimile number as a party hereto shall designate to the other party hereto from time to time in writing. Any counsel designated above or replacement counsel which may be designated respectively by each party by written notice to the other party hereto is hereby authorized to give notices hereunder on behalf of its respective client.

                  Notices shall be (i) personally delivered to the offices set forth above, in which case they shall be deemed delivered on the date of delivery or first (1st) business day thereafter if delivered other than on a business day (or after 5:00 p.m. New York City time) to said offices; (ii) sent by registered or certified mail, postage prepaid, return receipt requested, in which case they shall be deemed delivered on the date shown on the receipt unless delivery is refused or delayed by the addressee in which event they shall be deemed delivered on the earliest to occur of the first (1st) business day on or after the date of delivery or the third (3rd) business day after such notice has been deposited in the U.S. Mail in accordance with the terms hereof; (iii) sent by a nationally recognized overnight courier, in which case they shall be deemed delivered on the first (1st) business day on or after the date following the date such notice was delivered to or picked up by the courier; or (iv) sent by means of a facsimile transmittal machine, in which case they shall be deemed delivered at the time and on the date of receipt with receipt thereof confirmed by telephonic acknowledgment or on the first (1st) business day thereafter if receipted other than on a business day or after 5:00 p.m. New York City time.

                  L. Borrower agrees that Lender shall have the right to assign, sell, participate, "securitize" or otherwise transfer its interest in the Obligations, this Note, the Deeds of Trust, the Guarantees, the Environmental Indemnities and the other Loan Documents to (i) an entity wholly-owned by Lender and/or (ii) any commercial bank, savings and loan association, savings bank, insurance company, pension fund or other financial institution or any other person or entity whatsoever, and upon such assignment, sale, participation, "securitization" or other transfer Lender shall automatically be released from liability hereunder. Borrower further agrees that Lender may disseminate to any such actual or potential assignee(s), participant(s) or transferee(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) any Property and its operation; (b) any party connected with the Loan (including, without limitation, any Essex Party, any partner of any Essex Party or any constituent partner of any of the foregoing, any other guarantor and any non-borrower Trustor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In connection with any such assignment, sale, participation, "securitization" or other transfer, Borrower further agrees that the Note shall be sufficient evidence of the obligations of Borrower to each assignee, participant or transferee and upon written request by Lender, Borrower shall consent to such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such assignment, sale, participation, "securitization" or other transfer; provided that such amendments or modifications shall not decrease any of Borrower's rights or increase any of Borrower's obligations hereunder or under any other Loan Document in any material respect.

                  M. Time is of the essence for the performance of each and every covenant of Borrower hereunder. No excuse, delay, act of God, or other reason, whether or not within the control of Borrower, shall operate to defer, reduce or waive Borrower's performance of any such payment covenants or obligations.

                  N. Whenever used in this Note, the singular number shall include the plural, the plural the singular, and the terms "Borrower" and the "Lender" shall include their respective successors, assigns, heirs, executors and/or administrators; provided, however, that except as expressly provided in the Loan Documents (including, without limitation, the Deeds of Trust), Borrower shall in no event or under any circumstances have the right, without obtaining the prior written consent of Lender (which may be granted or withheld in the sole and absolute discretion of Lender), to assign or transfer its obligations under this Note, the Guarantees, or the Environmental Indemnities, the Deeds of Trust or the other Loan Documents, in whole or in part, to any other person, party or entity.

         11. Limited Recourse.

                  (a) Subject to the further limitations and conditions of this clause (a) and of clause (b) below, Lender agrees that it will look solely to each of the Properties and such other collateral, if any, as may now or hereafter be given to secure the repayment of the Obligations and no other property or assets of the Essex Parties, or any partner, member, shareholder or principal of any Essex Party shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of the Lender or for any payment required to be made under this Note, the Guarantees or any of the other Loan Documents or for the performance of any of the covenants or warranties contained in the Loan Documents; provided that the foregoing provisions of this Paragraph 11(a) shall not (i) constitute a waiver of the Obligations secured by the Deeds of Trust, the Guarantees or the other Loan Documents enforceable in accordance with the terms of this Paragraph 11(a), (ii) limit the right of the Lender to name any Essex Party and/or the partners, member, shareholders or principals of any Essex Party, as parties defendant in any action or suit for judicial or non-judicial foreclosure and sale under any Deed of Trust or the other Loan Documents so long as no monetary judgment shall be enforced against any Essex Party, or any partner, member, shareholder or principal of any Essex Party except to the extent of each of the Properties or such other collateral as may now or hereafter be given to secure repayment of the obligations under the Loan Documents, (iii) release or impair this Note, or the Guarantees, or the lien of the Deeds of Trust or any other Loan Document,
(iv) prevent or in any way hinder Lender from exercising any remedy available to Lender under this Note, the Guarantees or any of the other Loan Documents or to name any Essex Party or any person owning an interest in any Essex Party in any action, suit or proceeding in connection with the exercise of any such remedy, as long as no judgment in the nature of a deficiency shall be enforced against any assets of any Essex Party or any person owning an interest in any Essex

Party, other than each of the Properties or other collateral, or (v) release or limit the liability of any Essex Party or affect in any way the validity or enforceability (in accordance with the terms thereof) of the Environmental Indemnities or any guaranty or indemnity (if any) given in connection with this Note or any of the other Loan Documents.

                  (b) Notwithstanding the foregoing to the contrary, the obligations under the Loan Documents shall be fully recourse to each of the Essex Parties (i) in the event that any Essex Party commits waste, fraud or material misrepresentation, willfully misrepresents any facts in connection with this Note, the Guarantees, the Environmental Indemnities or any of the other Loan Documents, misappropriates condemnation or insurance proceeds or rental payments or other sums attributable to any Property or other collateral, or fails to pay any real estate taxes and assessments and/or insurance premiums to the extent there is sufficient net cash flow generated by the Property in question to pay the same, (ii) with respect to any environmental liability at any Property pursuant to the terms of the Environmental Indemnities, (iii) if any Essex Party files any petition or commences any proceeding pursuant to any reorganization, bankruptcy, insolvency or similar laws or any such petition or proceeding is filed or commenced against any Essex Party by a third-party or any Essex Party otherwise becomes the subject of any petition or proceeding pursuant to any reorganization, bankruptcy, insolvency or similar laws (including, without limitation, by reason of substantive consolidation with any other person), and, in any such event, the same is not dismissed (with prejudice) within sixty (60) days, or (iv) if any Essex Party (or any of its affiliates)
(x) challenges or disputes the validity, enforceability or priority of the liens and security interests securing payment of amounts owing or payable under the terms of the Loan Documents, (y) challenges or disputes the Loan Documents as a whole, or (z) asserts that there fails to exist under the Loan Documents legally adequate remedies for realization of the principal benefits intended to be provided thereby (including, without limitation, foreclosure and/or the exercise of the power of sale under the Loan Documents).

         IN WITNESS WHEREOF, Borrower has executed this Note as of the date first forth above.

                             ESSEX PORTFOLIO, L.P.

                             By: Essex Property Trust, Inc., as General Partner



                                  By:
                                     -------------------------------------------
                                       Name:
                                       Title:

STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )

         On the _____ day of October in the year 1998, before me, the undersigned, a Notary Public in and for said state, personally appeared ______________________ personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.



                                             -----------------------------------
                                                       Notary Public

                                   EXHIBIT "A"
                                   -----------

                                 Deeds of Trust


         1. DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, made as of the 9th day of October 1998, by ESSEX PORTFOLIO, L.P., a California limited partnership, in favor of FIRST AMERICAN TITLE INSURANCE COMPANY, for the benefit of ESSEX MORGAN FUNDING CORP.

          Property Address:       Oak Pointe
                                  450 N. Matilda Avenue
                                  Sunnyvale, California*

         2. DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, made as of the 9th day of October 1998, by ESSEX PORTFOLIO, L.P., a California limited partnership, in favor of FIRST AMERICAN TITLE INSURANCE COMPANY, for the benefit of ESSEX MORGAN FUNDING CORP.

          Property Address:       Summerhill Commons
                                  36626 Cherry Street
                                  Newark, California

         3. DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, made as of the 9th day of October 1998, by ESSEX PORTFOLIO, L.P., a California limited partnership, in favor of FIRST AMERICAN TITLE INSURANCE COMPANY, for the benefit of ESSEX MORGAN FUNDING CORP.

          Property Address:       Summerhill Park
                                  972 Corte Madera Avenue
                                  Sunnyvale, California

         4. DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, made as of the 9th day of October 1998, by ESSEX PORTFOLIO, L.P., a California limited partnership, in favor of FIRST AMERICAN TITLE INSURANCE COMPANY, for the benefit of ESSEX MORGAN FUNDING CORP.

          Property Address:       Stevenson Place
                                  4141 Stevenson Boulevard
                                  Fremont, California

--------

  * The property addresses set forth on this Exhibit are for identification purposes only; each Property may have multiple addresses. For the exact location of each Property, reference should be made to the legal description attached to each of the Deeds of Trust.

         5. DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, made as of the 9th day of October 1998, by ESSEX PORTFOLIO, L.P., a California limited partnership, in favor of FIRST AMERICAN TITLE INSURANCE COMPANY, for the benefit of ESSEX MORGAN FUNDING CORP.

          Property Address:       Villa Rio Vista
                                  175-225 S. Rio Vista
                                  Anaheim, California

         6. DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, made as of the 9th day of October 1998, by ESSEX SUNPOINTE LTD., a California limited partnership, in favor of FIRST AMERICAN TITLE INSURANCE COMPANY, for the benefit of ESSEX MORGAN FUNDING CORP.

          Property Address:       Foothill Commons
                                  13800 NE 9th Place
                                  Bellevue, Washington

         7. DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, made as of the 9th day of October 1998, by ESSEX-PALISADES FACILITATOR, a California limited partnership, in favor of FIRST AMERICAN TITLE INSURANCE COMPANY, for the benefit of ESSEX MORGAN FUNDING CORP.

          Property Address:       The Palisades
                                  13808 NE 12th Place
                                  Bellevue, Washington

         8. DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, made as of the 9th day of October 1998, by ESSEX SUNPOINTE LTD., a California limited partnership, in favor of FIRST AMERICAN TITLE INSURANCE COMPANY, for the benefit of ESSEX MORGAN FUNDING CORP.

          Property Address:       Woodland Commons
                                  13700 NE 10th Place
                                  Bellevue, Washington




                                      A-2